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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Union Carbide Corporation:

        We consent to the incorporation by reference of our report dated February 13, 2002 appearing in this Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 2001, in the following Registration Statements of Union Carbide Corporation:

Form S-3:

Nos.	33-26185 333-77305
/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP Midland, Michigan March 19, 2002

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  EXHIBIT 23.1